                                                                   Exhibit 10(h)

                                PPL CORPORATION

                     DIRECTORS DEFERRED COMPENSATION PLAN

                          EFFECTIVE JANUARY 26, 1972













                                                            Amended and Restated
                                                     Effective February 14, 2000

                                PPL CORPORATION
                     DIRECTORS DEFERRED COMPENSATION PLAN
                     ------------------------------------

1. Purpose. The purpose of this Directors Deferred Compensation Plan is to provide certain Directors of PPL Corporation an additional means to increase their incomes after service as a Director, while at the same time increasing their equity interest in PPL Corporation, and to enable them to meet other important personal and financial needs.

2.     Definitions.

       (a)    "Board of Directors" means the board of directors of PPL
              Corporation.

       (b) "Cash Account" means the account of Deferred Cash Compensation established for each Participant solely as a bookkeeping entry and described in Paragraph 7.2 of this Plan.

       (c) "Cash Compensation" means the cash compensation payable to a Director, including retainer, meeting fees and other fees payable for service as Director as requested by PPL Corporation, minus the Mandatory Deferral Amount.

       (d) "Committee" means two or more directors, who have been designated by the Board to act as the Committee and who qualify as "non-employee directors," under the rules of the Securities and Exchange Commission issued pursuant to section 16 of the Securities Exchange Act of 1934.

       (e) "Common Stock" means the Common Stock, without par value, of PPL Corporation.

       (f) "Compensation" means the total compensation payable to a Director, including retainer, meeting fees and other fees payable for service as Director.

       (g) "Deferred Cash Compensation" means the Cash Compensation of a Participant deferred under the terms of this Plan.

       (h)    "Deferred Savings Plan" means the PPL Deferred Savings Plan.

       (i) "Director" means an individual elected to the Board of Directors who is not an employee of PPL Corporation or who served on the Board of Directors of PPL prior to the Effective Time and was not an employee of PPL.

       (j) "EBPB" means the Employee Benefit Plan Board, the members of which are appointed by the board of directors of PPL Corporation.

       (k) "Effective Time" means the date as defined in the Agreement and Plan of Exchange between PPL and PPL Corporation.

       (l) "Fair Market Value" on any date means the mean of the high and the low sale prices of Common Stock on the New York Stock Exchange composite tape on such date if such date is a day on which the common stock actually trades or otherwise on the next preceding date on which the common stock trades. If, as of any valuation date, the Common Stock is not traded on the New York Stock Exchange, valuations shall be based on the mean of the high and low sale prices on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not traded on any national securities exchange, on the mean of the high and low bid prices of the Common Stock in the over-the-counter market.

       (m) "Mandatory Deferral Amount" means a portion of the retainer fee payable to the Participant equal to an amount established by resolution of the Committee from time to time, but in no event later than December 31 of the calendar year preceding the calendar year in which the retainer fee is payable to the Participant.

       (n) "Participant" means an eligible Director of PPL Corporation, any or all of whose Compensation is deferred under this Plan.

       (o) "Plan" means this Directors Deferred Compensation Plan as set forth herein and as hereafter amended from time to time.

       (q) "PPL" means PPL Electric Utilities Corporation (prior to February 14, 2000, PP&L, Inc.).

       (p)    "PPL Corporation" means PPL Corporation
              (prior to February 14, 2000, PP&L Resources, Inc.).

       (r) "Stock Account" means the account of Deferred Compensation established for each Participant solely as a bookkeeping entry and described in Paragraph 7.1 of this Plan.

       (s) "Stock Unit" means a unit equal in value from time-to-time to the Fair Market Value of one share of Common Stock.

       (t) "Total Amount Payable" means the amount credited to a Participant's Cash Account and the Participant's Stock Account.

The masculine pronoun shall be deemed to include the feminine and the singular to include the plural unless a different meaning is plainly required by the context.

3. Effective Date. The amendments to this Plan necessary to make it a Plan of PPL Corporation rather than PPL are effective as of the Effective Time. The Plan, as amended and restated to provide for a Stock Account, was effective as of January 1, 1998.

                                     III-1

4. Eligibility. All Directors of PPL Corporation who are or become duly elected Directors shall be eligible to participate in this Plan as of the effective date of first election as a Director. An employee of PPL or PPL Corporation who is a member of the Board of Directors who retires or otherwise terminates his employment but continues as a member of the Board shall be eligible to participate as of the date of his termination of employment with PPL or PPL Corporation.

                                     IV-1
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5.     Mandatory Deferral.

       (a) A Participant's Mandatory Deferral Amount shall automatically be deferred to such Participant's Stock Account on the date such amount would otherwise be payable to such Participant. Mandatory Deferral Amounts shall be subject to the rules set forth in this Plan, and each Participant shall have the right to receive payments of Common Stock on account of Mandatory Deferral Amounts under the circumstances hereinafter set forth.

       (b) A Participant may not convert any portion of such Participant's Stock Account attributable to the Mandatory Deferral Amount or dividends thereon, as described in Paragraph 7.1(c), to the Participant's Cash Account for a period of 3 years from the date such Mandatory Deferral Amount was credited to the Participant's Stock Account.

                                      V-1
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6.     Deferred Cash Compensation.

       (a) Participant shall have the right to elect to have all, or a portion, of his Cash Compensation deferred hereunder, either to his Stock Account or his Cash Account and may change the allocation between such accounts of any such Cash Compensation so deferred. The amount of Cash Compensation credited to either the Stock Account or the Cash Account will be limited to the Cash Compensation earned after the date of the election.

       (b) Any election to defer future Cash Compensation for the first calendar year that Participant is eligible to participate in this Plan shall be made by the Participant in writing by the thirtieth
              (30th) day following the date on which the Participant is first eligible to participate by filing with the EBPB the appropriate election form. Any such election shall be limited to Cash Compensation earned after the date of the election.

       (c) Any election to defer or change the amount of Cash Compensation to be deferred for any subsequent calendar year after the first calendar year of eligibility may be made by Participant not later than December 31 of the year preceding such calendar year by filing with the EBPB an election form; provided, however, that an election once made will be presumed to continue with respect to subsequent years unless changed or revoked by Participant. Participant, may, prior to December 31, 1994, elect to defer some or all of his Cash Compensation otherwise payable after July 1, 1995 to this Stock Account.

                                     VI-1
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       (d)    Participant may revoke his election to defer Cash Compensation at any time by so notifying the EBPB in writing not later than December 31 of the year preceding the year for which the revocation will be effective. For any subsequent calendar year, Participant may resume his election to defer if he files with the EBPB an election form not later than December 31 of the year preceding such subsequent calendar year.

       (e) The deferral of Cash Compensation shall be made in amounts elected for the calendar year in which such Cash Compensation is to be earned, unless the election specifies otherwise.

       (f) Any election will be effective when actually received by PPL Services Corporation's Payroll Section.

       (g) An election, once made, will be irrevocable as to Cash Compensation already deferred.

7.1 Stock Account. PPL Corporation shall maintain a Stock Account in the name of each Participant. Such Stock Account shall be maintained as follows:

       (a) PPL Corporation shall credit to Participant's Stock Account the number of Stock Units equal to the Mandatory Deferral Amount on the date such amount would otherwise be payable to such Participant, divided by the Fair Market Value of one share of Common Stock on such date.

       (b) PPL Corporation shall credit to Participant's Stock Account, the number of Stock Units equal to the amount of Deferred Cash Compensation elected by Participant to be credited to his Stock Account, divided by the Fair Market Value of one share of Common Stock on such date.

       (c) As of each date a dividend or other distribution is paid or made on Common Stock to holders of record on and after the date of deferral hereunder, the Participant's Stock Account shall be credited with a number of additional Stock Units equal to the product of: (i) the amount of such dividend or distribution paid with respect to one share of Common Stock, multiplied by (ii) the number of Stock Units held by the Participant, divided by (iii) the Fair Market Value of one share of Common Stock on such date. If an in-kind dividend or distribution is made on Common Stock, the Fair Market Value of such in-kind dividend or distribution paid with respect to one share of Common Stock will be equal to the amount of the dividend or distribution for purposes of subparagraph (i) of this Section.

       (d) Subject to the limitations of Paragraph 5(b) and provided that such an election

                                     VII-1
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              is at least six months after the date of such Participant's last election, if any, to convert all or any portion of his Cash Account into interests in his Stock Account, a Participant may elect to convert all or any portion of his Stock Account into interests in such Participant's Cash Account by filing with the EBPB an election form. If such an election is made, the Participant's Cash Account shall be credited with an amount equal to the number of Stock Units being converted, multiplied by the Fair Market Value of one share of Common Stock on the date such amount is credited.

7.2 Cash Account. PPL Corporation shall maintain a Cash Account in the name of each Participant. Such Cash Account shall be maintained as follows:

        (a) PPL Corporation shall credit to Participant's Cash Account as of the same day on which the last Cash Compensation for the month would have been paid to said Participant an amount equal to the Deferred Cash Compensation elected by Participant to be credited to his Cash Account.

       (b) Participant's Cash Account shall be credited with interest monthly based on a rate of interest substantially equivalent to that applied on account balances in the Blended Interest Rate Fund in the Deferred Savings Plan or such other comparable fund as may be selected by the EBPB.

       (c) Provided that such an election is at least six months after the date of such Participant's last election, if any, to convert all or any portion of his Stock Account into interests in his Cash Account, a Participant may elect to convert all or any portion of his Cash Account into interests in such Participant's Stock

                                     VII-2

              Account by filing with the EBPB an election form. If such an election is made, the Participant's Stock Account shall be credited with a number of Stock Units equal to the Cash Account amount to be converted, divided by the Fair Market Value of one share of Common Stock on such date.

                                     VII-3

8.     Payment of Accounts.

       (a) The Total Amount Payable shall be payable at the election of the Participant within thirty (30) days after:

              (i)  Participant ceases serving on the Board of Directors; or

              (ii) the later of:

                   (A) the Participant's cessation of service on the Board of
                       Directors; or

                   (B) the age elected by the Participant, provided such age is not greater than 72.

          Such election must be made before the applicable Cash Compensation is deferred and may not be changed with respect to Cash Compensation once it has been deferred. The Participant may defer commencement of distribution until January of the next calendar year after such event occurs. If the Participant has made no election, payments will commence within thirty (30) days after a Participant ceases to be a Director.

       (b)    (i)  The Total Amount Payable shall be paid to the Participant in a single sum or, if elected by the Participant, in annual installments up to a maximum of ten (10) years. Such election must be made before the applicable Cash Compensation is deferred and may not be changed with respect to Cash Compensation once it has been deferred.

             (ii) Payments in respect of the Stock Account shall be made in Common Stock and payments in respect of the Cash Account shall be made in cash. A Participant shall receive a number of shares of Common Stock

                                    VIII-1
                   equal to the number of Stock Units in his Stock Account.

             (iii) All annual installments shall, except for the final payment, be not less than $5,000. To the extent necessary, the number of annual installments may be reduced to ensure that annual installments are at least $5,000.

             (iv) The amount of each annual installment shall be determined by dividing the Total Amount Payable less any payments already made to Participant by the remaining number of annual installments to be made (i.e., a 10-year payout shall pay 1/10 of the Total Amount Payable as the first installment, 1/9 as the second annual installment, etc.).

       (c)   (i)   If Participant dies while a Director or before all
                   installments have been paid under Paragraph 8(b), payments shall be made to Participant's estate within 30 days after Participant's death.

             (ii) Payments made to Participant's estate will be made in a single sum.

       (d) As long as there is a balance in Participant's Cash Account, the balance shall be credited with interest pursuant to Paragraph 7.2(b). For any installment or other payment from the Cash Account, interest shall accrue up to the last day of the month prior to that payment to Participant or his estate. As long as there is a balance in Participant's Stock Account, the remaining balance shall be credited with dividend amounts pursuant to Paragraph 7.1(c).

       (e) The EBPB may determine, in its sole discretion, that the Total Amount Payable shall be paid to Participant or his estate in different amounts or at different times than provided under this Plan if, in the opinion of the EBPB, it would be

                                    VIII-2
              necessary as the result of a personal emergency or hardship which results in a severe and immediate financial burden to the Participant, in which case payment shall be made only to the extent necessary to alleviate the Participant's hardship. Any determination by EBPB to change the amount or timing of a Participant's distribution shall not, however, result in the Participant receiving distributions in lesser amounts or over a longer period of time.

                                    VIII-3

9. Administration. The EBPB shall have the discretionary authority and final right to interpret, construe and make benefit determinations (including eligibility and amount) under the Plan. The decisions of the EBPB are final and conclusive for all purposes.

10.    Miscellaneous.

       (a) If the person to receive payment is deemed by the EBPB or is adjudged to be legally incompetent, the payments shall be made to the duly appointed guardian or committee of such incompetent, or they may be made to such person or persons whom the EBPB believes are caring for or supporting the incompetent.

       (b) Nothing in this Plan shall confer any right on the Participant to continue as a Director.

       (c) The expenses of the administration hereunder shall be borne by PPL Corporation.

       (d) This Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania.

       (e) All payments from this Plan shall be made from the general assets of PPL Corporation. This Plan shall not require PPL Corporation to set aside, segregate, earmark, pay into trust or special account or otherwise restrict the use of its assets in the operation of the business. Participants shall have no greater right or status than as an unsecured general creditor of PPL Corporation with respect to any amounts owed to Participant hereunder.

       (f)    The Plan shall be unfunded.

       (g) All payments to persons entitled to benefits hereunder shall be made to such persons and shall not be grantable, transferable, pledged or otherwise assignable in anticipation of payment thereof, or subject to attachment, alienation, garnishment, levy, execution or other legal or equitable process in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be liable or taken for any obligation of such person. PPL Corporation will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold PPL Corporation harmless from any claim that arises out of PPL Corporation obeying any such order whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

       (h) Participant's benefits under group life insurance, and other benefit plans as may be maintained by PPL Corporation for Directors will be provided based on all Compensation to Participant.

11.    Termination or Amendment.

       (a) The Committee may, in its discretion, terminate or amend this Plan from time to time. In addition, the EBPB may make such amendments to the Plan as it deems necessary or desirable except those amendments which substantially increase the cost of the Plan to PPL Corporation or significantly alter the benefit design or eligibility requirements of the Plan. No termination or amendment shall (without Participant's consent) alter: a) Participant's right to payments of amounts previously credited to Participant's Accounts, which amounts shall continue to earn interest or accumulate dividends as provided for herein as though termination or amendment had not been effected, or b) the amount or times of payment of such amounts which have commenced prior to the effective date of such termination or amendment; provided, however, that no such consent may accelerate the Participant's payments. Notwithstanding the foregoing, if PPL Corporation is liquidated, the EBPB shall have the right to determine the Total Amount Payable under Paragraph 8 to Participant, and to cause the amount so determined to be paid in one or more installments or upon such other terms and conditions and at such other time (not beyond the time provided for herein) as the EBPB determines to be just and equitable. Any determinations made pursuant to the preceding sentence shall be consistent as to all Participants.

             Executed this ______ day of___________________, 2000.

                                          PPL CORPORATION

         By:_____________________________________
                                Charles P. Pinto
                                Vice President-Human Resources

                                PPL CORPORATION

                     DIRECTORS DEFERRED COMPENSATION PLAN

                          EFFECTIVE JANUARY 26, 1972

                               TABLE OF CONTENTS
                               -----------------

PARAGRAPH                                                                       PAGE
---------                                                                       ----
  1.   Purpose..............................................................       1

  2.   Definitions..........................................................       2
       (a)     Board of Directors...........................................    II-1
       (b)     Cash Account.................................................    II-1
       (c)     Cash Compensation............................................    II-1
       (d)     Committee....................................................    II-1
       (e)     Common Stock.................................................    II-1
       (f)     Compensation.................................................    II-1
       (g)     Deferred Cash Compensation...................................    II-1
       (h)     Deferred Savings Plan........................................    II-1
       (i)     Director.....................................................    II-2
       (j)     EBPB.........................................................    II-2
       (k)     Effective Time...............................................    II-2
       (l)     Fair Market Value............................................    II-2
       (m)     Mandatory Deferral Amount....................................    II-2
       (n)     Participant..................................................    II-3
       (o)     Plan.........................................................    II-3
       (p)     PPL..........................................................    II-3
       (q)     PPL Corporation..............................................    II-3
       (r)     Stock Account................................................    II-3
       (s)     Stock Unit...................................................    II-3
       (t)     Total Amount Payable.........................................    II-3

  3.   Effective Date.......................................................       5

  4.   Eligibility..........................................................       6

  5.   Mandatory Deferral...................................................       7

  6.   Deferred Cash Compensation...........................................       8

  7.1  Stock Account........................................................      10

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
  7.2  Cash Account.........................................................    11

  8.   Payment of Accounts..................................................    13

  9.   Administration.......................................................    16

  10.  Miscellaneous........................................................    17

  11.  Termination or Amendment.............................................    19

                                     -ii-